Exhibit E
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Donald W. Hughes, with full power to act without the undersigned, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as an officer, director, general partner, limited partner or managing member of any corporation, partnership or limited liability company, pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable and appropriate, fully to all intents and purposes as he might and could do in person, thereby rarifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.
     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 26th day of January, 2010.

/s/ Christopher W. Kersey

Christopher W. Kersey